News Release

Contacts:	Media:	Investor Relations:
	David Bruce (305) 500-4999	Bob Brunn (305) 500-4053

RYDER REVISES FIRST QUARTER EARNINGS OUTLOOK

•	Prolonged Freight Recession Negatively Impacting Full Service Lease Product Line

•	Q1 Comparable EPS Forecast Range Lowered to $0.22 to $0.24; Reported EPS Forecast Lowered to $0.10 to $0.12

•	Free Cash Flow Expected to Further Improve From Previous Forecast

MIAMI, April 8, 2009 – Ryder System, Inc. (NYSE: R) today revised its earnings guidance for the first quarter of 2009 primarily due to lower expected results in its Fleet Management Solutions (FMS) business segment. The overall economic environment deteriorated throughout the first quarter beyond the Company’s original expectations resulting in lower overall freight volumes. Although the impact of freight volume declines over the prior two years in Ryder’s Fleet Management Solutions business segment has been primarily limited to the transactional commercial rental product line, the decline is now also impacting the Company’s full service lease and contract maintenance product lines. The protracted length and increased severity of this freight recession has resulted in reduced customer demand for new leases and an increased number of customers downsizing their fleets. Customers are also driving significantly fewer miles with their existing fleets, which lowers Ryder’s variable revenue and fuel gallons sold. Supply Chain Solutions and Dedicated Contract Carriage business segments performed largely in line with previously announced expectations. Based on these factors the Company is revising its comparable first quarter 2009 earnings per diluted share (EPS) forecast to a range of $0.22 to $0.24, down from the previous EPS forecast range of $0.40 to $0.50.

In addition, the Company expects first quarter pre-tax restructuring and other charges of approximately $8 million. These charges primarily reflect an increase in the previously announced estimates for initiatives and actions undertaken in the fourth quarter of 2008. Including the $0.12 restructuring and other charges, reported first quarter 2009 EPS are expected to range from $0.10 to $0.12.

The Company anticipates the current worsened economic environment to continue throughout the remainder of 2009. These weaker conditions are expected to result in significantly lower than anticipated FMS results. Due to overall lower transportation volumes, the Company now anticipates miles driven, fleet count, and fuel volumes within Ryder’s full service lease and contractual maintenance product lines to be lower than previously planned. To a lesser extent, the Company anticipates additional deterioration in commercial rental demand and used vehicle pricing beyond prior expectations.

The Company also anticipates reduced net capital expenditures relative to the previous forecast due to lower expected levels of new lease sales and replacements, partially offset by lower proceeds from the sale of used vehicles. The Company now anticipates full year 2009 free cash flow to improve from the previous forecast because of lower net capital expenditures, lower expected pension contributions, and reduced cash taxes due in part to recent government economic stimulus packages.

At this time, the Company is completing its financial close for the first quarter and will provide comments regarding its outlook on the business as part of its regularly scheduled quarterly earnings announcement and conference call on Wednesday, April 22.

Commenting on the Company’s announcement, Ryder Chairman and Chief Executive Officer Greg Swienton said: “For the past two-and-a-half years we have been in a freight recession which primarily impacted Ryder’s transactional product lines. During the first quarter, we saw further material reductions in freight volumes. As a result of this more severe downturn in freight activity, we’re now seeing reductions in Ryder’s lease product line resulting in fewer leased units and lower usage of the vehicles currently under contract. We expect these impacts to continue throughout the year. While Ryder’s earnings are negatively affected by these lower volumes, the Company’s strengthened business model is expected to provide additional increased free cash flow, which is paramount in the current environment.”

About Ryder

Ryder provides leading-edge transportation, logistics, and supply chain management solutions. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the Standard & Poor’s 500 Index. Ryder ranks 371st on the FORTUNE 500® and 1,631st on the Forbes Global 2000. For more information on Ryder System, Inc., visit www.ryder.com.

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Note Regarding Forward-Looking Statements: Certain statements and information included in this presentation are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, further deterioration in economic conditions and freight volumes, our ability to obtain adequate profit margins for our services, our inability to maintain current pricing levels due to soft economic conditions, customer acceptance or competition, customer retention levels, unexpected volume declines, automotive plant shutdowns and shift eliminations, loss of key customers in the Supply Chain Solutions (SCS) business segment, unexpected reserves or write-offs due to the deterioration of the credit worthiness or bankruptcy of customers, the timing and impact of the restructuring activities announced in Q4 2008, changes in financial, tax or regulatory requirements or changes in customers’ business environments that will limit their ability to commit to long-term vehicle leases, changes in economic and market conditions affecting the commercial rental market or the sale of used vehicles, a decrease in credit ratings, increased debt costs resulting from volatile financial markets, lack of accretive acquisition opportunities, inability to achieve planned synergies and customer retention levels from acquisitions, labor strikes or work stoppages affecting our or our customers’ business operations, adequacy of accounting estimates, reserves and accruals particularly with respect to pension, taxes, insurance and revenue, changes in general economic conditions, further decline in pension plan returns, sudden or unusual changes in fuel prices, availability of qualified drivers, our ability to manage our cost structure, new accounting pronouncements, rules or interpretations, changes in government regulations including regulations regarding vehicle emissions and the risks described in our filings with the Securities and Exchange Commission. The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note Regarding Non-GAP Financial Measures: This news release includes certain non-GAAP financial measures as defined under SEC rules. Additional information regarding non-GAAP financial measures can be found in our investor presentation for the quarter and in our reports filed with the SEC, which are available in the Investors area of our website at www.ryder.com.

Conference Call and Webcast Information:
Ryder’s earnings conference call and webcast is scheduled for Wednesday, April 22, 2009, from 11:00 a.m. to 12:00 noon Eastern Time. Speakers will be Chairman and Chief Executive Officer Greg Swienton and Executive Vice President and Chief Financial Officer Robert Sanchez.

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To join the conference call live: Begin 10 minutes prior to the conference by dialing the audio phone number 1-888-398-5319 (outside
U.S. dial 1-773-681-5795) using the Passcode: RYDER and Conference
Leader: Bob Brunn. Then, access the presentation via the Net
Conference website at www.mymeetings.com/nc/join/ using the
Conference Number: RH5664964 and Passcode: RYDER.
To access audio replays of the conference and view a presentation of
Ryder’s earnings results: Dial 1-800-937-1821 (outside U.S. dial
1-203-369-3857), then view the presentation by visiting the Investors area of Ryder’s website at http://investors.ryder.com. A
podcast of the call will also be available online within 24 hours after the end of the call at http://investors.ryder.com.

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